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                                                                   Exhibit 2.11

                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT, dated as of April 16, 2003, is by and among Med Diversified, Inc., a Nevada corporation, and Trestle Corp., a Delaware corporation (collectively, the "SELLERS"), Trestle Acquisition Corp., a Delaware corporation (the "BUYER"), and Duane Morris LLP (the "ESCROW AGENT").

                               W I T N E S S E T H

          WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement (the "AGREEMENT"), dated as of April 16, 2003, pursuant to which Sellers propose to sell, and Buyer proposes to acquire, certain Assets, as defined in the Agreement,1 upon the terms and conditions set forth in such agreement, subject to Bankruptcy Court approval; and

          WHEREAS, pursuant to, and subject to the terms and conditions of, this Escrow Agreement, Buyer has agreed to deliver to Escrow Agent a deposit, in the amount of $100,000 (the "DEPOSIT"), to be held in escrow pursuant to the terms of this Escrow Agreement and the Agreement; and

          WHEREAS, Escrow Agent acts, and will continue to act, as counsel to Sellers in connection with, among other things, this Escrow Agreement and the Agreement; and

          WHEREAS, the parties have agreed that Escrow Agent may act as Escrow Agent hereunder and may represent Sellers, and each of them, in the event of any dispute regarding this Escrow Agreement or any other matter, including those involving the Buyer and, including without limitation, the Sellers' bankruptcy cases; and

          WHEREAS, this Escrow Agreement, a copy of which is attached as EXHIBIT A to the Agreement, is intended to reflect and serve as the escrow agreement among the parties hereto with respect to the Deposit.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. APPOINTMENT OF ESCROW AGENT; FORMATION OF THE ESCROW.

                1.1 Upon the Escrow Agent's receipt of a duly and properly executed copy of this Escrow Agreement and the Deposit, the Escrow Agent agrees to act as Escrow Agent pursuant to the terms of this Escrow Agreement and the Agreement. The parties hereto hereby authorize and instruct the Escrow Agent to retain possession of the Deposit in escrow (the "ESCROW") and to disburse the Deposit in accordance with the terms of this Escrow Agreement.

                1.2 The Escrow Agent shall hold the Deposit in an interest bearing escrow account to be maintained by the Escrow Agent at Citizens Bank, and which account shall

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1 Capitalized terms, not otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

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be designated as an escrow account. If the Escrow Agent changes the account in which any or all of the Deposit is held, then the Escrow Agent shall promptly, but no more than five (5) business days after the date of such change, notify all parties of the name of the bank, the account number, and account name where any or all of the Deposit will be deposited.

          2. RELEASE OF THE DEPOSIT. The Escrow Agent shall hold the Deposit until it delivers the Deposit as provided in this Section 2.

                2.1 NOTIFICATION AND ACTION. The Escrow Agent shall not make any distributions of the Deposit except as specifically set forth below. The Escrow Agent only shall make a distribution of the Deposit or a portion thereof if so instructed, upon the following:

                     (a) receipt of written instructions signed jointly by Buyer and Sellers (the "JOINT INSTRUCTIONS") stating the following:

                            (i)      upon the Closing of the sale of the Assets
as provided in the Agreement, that the Deposit be delivered to Sellers by federal funds wire transfers of immediately available funds in no event later than on the Closing Date; or

                            (ii)     if the Agreement is terminated pursuant to
Section 10.01(a), (c), (d), (e) or (g) of the Agreement, that the Deposit be delivered to Buyer; or

                            (iii)    if the Agreement is terminated pursuant to
Section 10.01(b) of the Agreement, that (A) Fifty Thousand Dollars ($50,000) of the Deposit be delivered to Buyer, and (B) the remaining Fifty Thousand Dollars ($50,000) of the Deposit be delivered to the Sellers; or

                            (iv)     if the agreement is terminated pursuant to
Section 10.01(f), that the Deposit be delivered to the Sellers;

     In the case of Sections 2.1(a)(ii)-(iv), the Deposit, or a portion thereof, shall be delivered to the relevant party by federal funds wire transfers of immediately available funds in no event later than one (1) business day following the date of termination;

          or

                (b) receipt of an order of a court of competent jurisdiction directing the distribution of the Deposit or a portion thereof (a "COURT ORDER").

     As promptly as practicable after receipt by the Escrow Agent of the Joint Instructions or the Court Order, the Escrow Agent shall deliver the Deposit, or any designated portion thereof, to the party or parties in the manner set forth in the Joint Instructions or the Court Order, as the case may be; PROVIDED, HOWEVER, that in all events, the Buyer and Sellers agree that solely Buyer shall receive any interest earned on the Deposit.

                2.2 CONFLICTING NOTIFICATION. In the event of any conflicting instructions, the Escrow Agent, in its sole and absolute discretion, shall:

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                     (a)    continue to hold the portion of the Deposit which is
the subject of such conflicting instructions until the earlier of (x) its receipt of a final and non-appealable court order from a court of competent jurisdiction (in form and substance satisfactory to the Escrow Agent, in its sole and absolute discretion) directing it to deliver such portion of the Deposit in accordance with the terms of such court order, in which event the Escrow Agent shall deliver such portion of the Deposit in accordance therewith or (y) its receipt of written instructions signed jointly by Buyer and Sellers directing it to deliver such Deposit in accordance with the terms of such instructions, in which event the Escrow Agent shall deliver such portion of the Deposit in accordance therewith; or

                     (b) at any time after the five day period following the Escrow Agent's receipt of such conflicting instructions, deliver the portion of the Deposit which is the subject of such conflicting instructions into the control of a court of competent jurisdiction, in which event the Escrow Agent shall have no further obligations or responsibilities with respect thereto. Notwithstanding the foregoing, the Escrow Agent shall deliver the Deposit, or a portion thereof, in accordance with the terms of any written instructions jointly executed by Buyer and Sellers to the extent that such instructions are received by the Escrow Agent prior to its delivery of the Deposit to a court of competent jurisdiction in accordance with this clause (b).

          3. TERMINATION OF THE ESCROW. The Escrow Agent shall terminate the Escrow, and the Escrow Agent's duties shall terminate, upon release of the Deposit in accordance with Section 2 of this Escrow Agreement.

          4. INDEMNIFICATION/RELEASE

                4.1 In the event of any controversy or threatened controversy of whatever nature, arising out of, regarding or relating to any aspect of or to the Escrow, the Deposit or this Escrow Agreement (and regardless of whether or not such controversy or threatened controversy involves litigation, mediation, arbitration or other mechanism for dispute resolution), each of the parties hereto, jointly and severally, bind and obligate themselves and their respective successors, heirs, executors and assigns to indemnify and hold the Escrow Agent harmless from and against any claim, loss, liability or expense, and for all reasonable costs and expenses, including the reasonable fees and expenses of the Escrow Agent's counsel, incurred in connection with such controversy or threatened controversy, except as a result of the Escrow Agent's own gross negligence or willful misconduct. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

          5. DUTIES OF THE ESCROW AGENT.

                5.1 The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable or responsible except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement.

                5.2 The Escrow Agent shall not in any way be bound or affected by any modification or cancellation of this Escrow Agreement unless in writing signed by the Escrow Agent and each of the parties hereto. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to the Escrow Agent hereunder in

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accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the Court issuing any judgment or order.

                5.3 The Escrow Agent may act in reliance upon any signature reasonably believed by the Escrow Agent to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Without limiting the generality of the immediately preceding sentence, the persons executing this Escrow Agreement on behalf of each of the parties hereto shall be assumed by the Escrow Agent as being the duly authorized representative of that party; provided however, that such signatory may instruct the Escrow Agent in writing to recognize another person or persons as a party's authorized signatory.

                5.4 The Escrow Agent shall not be required to institute or defend any action (including interpleader) or legal process involving any matter referred to herein which in any manner affects the Escrow Agent or the Escrow Agent's duties or liabilities hereunder.

          6. RIGHT OF INTERPLEADER. Should any controversy arise with respect to this Escrow Agreement or the Deposit, or the right of any party or other person to receive the Deposit, or should the Escrow Agent be in doubt as to what action to take, the Escrow Agent shall either (i) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or the Escrow Agent's doubt is resolved as evidenced by a joint written agreement of the parties to the controversy or by a final and nonappealable order of a court of competent jurisdiction, each in accordance with the provisions of Section 2.2, if applicable, or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Deposit, as set forth above, other than to tender the Deposit into the registry of such court or as otherwise directed by such court). Should a bill of interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the Deposit, except as a result of the Escrow Agent's own gross negligence or willful misconduct, then, as between themselves and the Escrow Agent, the parties hereto, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys' fees and any and all other reasonable costs, disbursements, expenses, losses and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation.

          7. NOTICES.

                7.1 Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by nationally recognized overnight courier, (iii) transmitted by registered or certified mail, postage prepaid, return receipt requested, or (iv) transmitted by facsimile to the relevant party at the following address:

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
     IF TO SELLERS:                                 With a copy to:    Duane Morris LLP
                                                                       470 Atlantic Avenue, Suite 500
     Med Diversified, Inc.                                             Boston, MA 02210
     200 Brickstone Square, Suite 403                                  Fax:     617-289-9201
     Andover, MA 01810                                                 Attn:    Paul D. Moore, Esq.
     Fax:     978-323-2568
     Attn:    Alex Bromley, Esq.
     Trestle Corporation
     151 Shipyard Way
     Newport Beach, CA 92663
     Fax:     (949) 673-1058
     Attn:    Andrew Borsanyi

     IF TO THE PURCHASER:                           With a copy to:    Stubbs Alderton & Markiles, LLP
                                                                       15821 Ventura Boulevard, Ste. 525
     Trestle Acquisition Corp.                                         Encino, CA 91436
     11835 Wet Olympic Blvd., Ste 550                                  Fax:     818-474-8601
     Los Angeles, CA 90064                                             Attn:    Scott Alderton, Esq.
     Fax:     310-444-4102
     Attn:    Gary Freeman

     IF TO THE ESCROW AGENT:

     Duane Morris LLP
     470 Atlantic Avenue, Suite 500
     Boston, MA 02210
     Fax:     617-289-9201
     Attn:    Paul D. Moore, Esq

                7.2 Notice to any party shall be effective (i) if delivered personally or by overnight courier, on the date of receipt, (ii) if by mail, three (3) business days after such notice is deposited in the mail with pre-paid postage, addressed as above provided, or (iii) if by facsimile, when transmitted to the appropriate fax number as set forth above and the appropriate confirmation is received, or receipt is otherwise acknowledged. Any party may change its address for purposes hereof in a notice specifically designated as a notice of change of address to each of the other parties hereto, which change of address shall become effective as of the date of receipt of such notice by all of the parties hereto.

          8. DUANE MORRIS LLP. Each party hereto acknowledges that Duane Morris LLP currently acts, and will continue to act, as counsel to Sellers, and each agrees that Duane Morris LLP may act as Escrow Agent hereunder and may represent Sellers in the event of any dispute regarding this Escrow Agreement or any other matter, including those involving the Buyer, including without limitation, the Sellers' bankruptcy cases.

          9. BINDING AGREEMENT. Except with respect to the Agreement, this Escrow Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns.

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          10. ENTIRE AGREEMENT. This Escrow Agreement contains the entire agreement of the parties and supersede all prior written or oral communications of the parties with respect to the subject matter hereof.

          11. AMENDMENT. This Escrow Agreement may not be amended, changed, waived or modified except by a writing executed by each of the parties hereto.

          12. GOVERNING LAW/JURISDICTION. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Massachusetts as applied to contracts made and to be performed entirely in the State of Massachusetts without regard to principles of conflicts of law. The parties hereto submit to the exclusive jurisdiction of the Bankruptcy Court with respect to this Agreement and its enforcement and all matters relating thereto, or any disputes arising hereunder.

          13. SEVERABILITY. The illegality, invalidity, or unenforceability of any provision of this Escrow Agreement under the law of any jurisdiction shall not affect its legality, validity, or enforceability under the law of any other jurisdiction nor the legality, validity, or enforceability of any other provision.

          14. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Escrow Agreement. In the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Escrow Agreement.

          15. COUNTERPARTS. This Escrow Agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Escrow Agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

          16. COUNTERPART FACSIMILE EXECUTION. For purposes of this Escrow Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

          IN WITNESS WHEREOF, the parties hereto each have executed this Escrow Agreement as an instrument under seal as of the day and year first above written.

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DUANE MORRIS LLP, as Escrow Agent                   MED DIVERSIFIED, INC.


By:    /S/ PAUL D. MOORE                            By:  /s/ Edwin A. Reilly
     -------------------                                 Name:  Edwin A. Reilly
     Name:  Paul D. Moore, Esq.                          Title: COO
     A member of the firm

                                                    TRESTLE  CORPORATION


                                                    By:  /s/ Andrew Borsanyi
                                                         Name: Andrew Borsanyi
                                                         Title: President


                                                    TRESTLE ACQUISITION CORP.


                                                    By:  /s/ Michael Doherty
                                                       ------------------------
                                                         Name:  Michael Doherty
                                                         Title: Chairman

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